Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES RETIREMENT OF CEO, APPOINTMENT OF A NEW EXECUTIVE CHAIRMAN AND
FORMATION OF THE OFFICE OF THE CHAIRMAN

Houston, Texas (Thursday, September 7, 2017) -- Adams Resources & Energy, Inc. (NYSE: AE) (“Adams” or the “Company”) today announced that Thomas S. Smith has informed the Company of his intent to retire as President and Chief Executive Officer of the Company as of September 30, 2017, and as Chairman of the Board of Directors effective as of the date hereof. The Board of Directors has appointed Mr. Townes G. Pressler, a member of the Board of Directors to the position of Executive Chairman and Chairman of the Board of Directors. Mr. Smith will assist in the orderly transition of his duties and responsibilities to Mr. Pressler, who has served as an independent director of the Company since 2011 and as Vice Chairman of the Board of Directors for the last 18 months.

The Company also announced the formation of the Office of the Chairman to be led by Mr. Pressler, whose additional members are Josh C. Anders, Executive Vice President and Chief Financial Officer of the Company, Sharon C. Davis, Executive Vice President and Chief Operating Officer of the Company, and Geoffrey L. Griffith, President of Gulfmark Energy, Inc., a wholly owned subsidiary of the Company. In addition, certain officers of the Company, including the members of the Office of the Chairman, will report to Mr. Pressler.

Mr. Pressler stated, “On behalf of the entire Board, I want to thank Mr. Smith for his leadership, and his deep loyalty to Adams Resources & Energy, Inc. He has made important decisions over the past four years that have and will positively impact the Company in the years to come.”

Mr. Smith said, “I am very proud of our Company and what we have been able to accomplish. We have excellent employees and staff throughout the Company and the financial position of the Company is sound. Mr. Pressler is intimately knowledgeable about our Company and the industry we serve, and has all the necessary skills, expertise, experience, and judgment to qualify him for this role. He is well respected by his fellow directors.”

Adams Resources & Energy, Inc., headquartered in Houston, Texas, is engaged in the business of crude oil marketing and tank truck transportation of liquid chemicals and dry bulk. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Josh C. Anders
EVP, Chief Financial Officer
janders@adamsresources.com
(281) 974-9442